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                                                                  EXHIBIT 10.35



                              EMPLOYMENT AGREEMENT


         This Employment Agreement is entered into by and between Daniel Akerson ("Executive") and Nextel Communications, Inc., a Delaware corporation ("Employer" or the "Company"), to be effective on and as of March 5, 1996.

                                  WITNESSETH:

         WHEREAS, Employer is engaged in the business of acquiring and operating 800-900 MHz wireless telecommunications business, including trunked and conventional specialized Mobile Radio ("SMR") licenses and facilities, community repeater facilities, enhanced digital mobile SMR communications systems, and related assets (the "SMR Business");

         WHEREAS, Executive has skills and experience in wireless telephony generally and the SMR Business specifically, and with the technology associated with each; and

         WHEREAS, Employer desires to obtain Executive's services for the conduct of its SMR Business, and Executive desires to be employed in such SMR Business by and for Employer;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto agree as follows:

         1. Employment. Employer hereby employs Executive as Chief Executive Officer and Executive hereby accepts such employment upon the terms and conditions hereinafter set forth.

         2.  Duties.

             a. Executive shall serve as Chief Executive Officer and Chairman of the Board of Directors of Employer, and as a member of the Operations Committee of the Board of Directors, and shall perform his services as such within the framework of the policies, objectives and Bylaws of Employer. In such capacity, Executive (i) shall exercise general supervisory responsibility and management authority over Employer and all of its controlled affiliates, and (ii) shall perform such other duties commensurate with his position as may be assigned to him from time to time by the Board of Directors and/or the Operations Committee. Promptly following the effective date hereof, Employer shall take or cause to be taken any and all corporate action necessary or advisable to cause the appointment of Executive to a vacant position on Employer's Board of Directors, and to the Operations Committee of the Board of Directors. Executive shall continue to serve as a member of the Board of Directors and the Operations Committee thereof throughout the Employment Term.




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             b.  Executive shall devote substantially all his business time, attention and energies to the performance of his duties and functions under this Employment Agreement and shall not during the term of his employment hereunder be engaged in any other substantial business activity for gain, profit or other pecuniary advantage. Executive shall faithfully, loyally and diligently perform his assigned duties and functions and shall not engage in any activities whatsoever which conflict with his obligations to Employer during the term of his employment hereunder. Notwithstanding the foregoing,
(i) Executive may continue to serve as a director of General Instrument Corporation and American Express Company, (ii) Executive may serve as a director of other corporations with the consent of the Operations Committee and
(iii) nothing in the foregoing shall be construed so as to limit or prohibit personal investments by Executive; provided that such investments shall not amount to a controlling interest in any entity.

             c. Employer shall furnish Executive with such facilities at Employer's corporate headquarters location and services as are suitable to his position and adequate for the performance of his duties and functions hereunder.

         3. Term. The term of this Employment Agreement shall commence on the date hereof (the "Commencement Date") and, unless terminated earlier pursuant to paragraph 10 hereof, shall continue through March 5, 1999 (the "Initial Term"), and thereafter shall continue unless and until such time as (i) either party hereto notifies the other, upon twelve (12) months prior written notice, that this Employment Agreement will be terminated at the end of the Initial Term or the later expiration of such twelve-month notice period, or (ii) Executive's employment is otherwise terminated pursuant to paragraph 10 hereof (the "Extended Term") (the Initial Term, together with the Extended Term, if any, being referred to herein as the "Employment Term").

         4. Compensation. Employer shall pay to Executive, in consideration of and as compensation for the services agreed to be rendered by Executive hereunder, the following:

             a. Base Salary. During the Employment Term, the Company shall pay to Executive a base salary of $400,000 per annum; provided that the amount of such base salary shall be reviewed at least annually and may, in Employer's sole discretion, be increased by Employer from time to time during the Employment Term (with the first such review to occur during March 1997) in light of the conditions then existing and the services then being rendered by Executive, in which case Executive's base salary shall be such higher amount as may be determined by Employer (such annual base salary, as in effect from time to time, being referred to herein as the "Base Salary"). The Base Salary shall be payable in accordance with Employer's normal payroll schedule, less appropriate deductions for federal, state and local income taxes, FICA contributions and any other deductions required by law or authorized by Executive.

             b. Annual Performance Bonus. In addition to the Base Salary, Executive shall be entitled to receive an annual performance bonus (the "Annual Bonus") for each





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year of service (or any part thereof in the event of termination of Executive's employment hereunder, in which case the Annual Bonus shall be prorated for such partial year) during the Employment Term (each such year or any partial such year being referred to as an "Annual Bonus Period"), in an amount, if any, as may be determined by the Operations Committee and/or the Board of Directors in their complete discretion, up to a maximum of 75% of the Base Salary payable during such Annual Bonus Period, based on Executive's performance against objectives for the prior year of service. Such objectives shall be determined by mutual agreement of Executive and Employer. Notwithstanding the foregoing, the Annual Bonus for 1996 shall be paid on a full calendar year basis and shall not be prorated from the effective date of this Agreement. Each Annual Bonus shall be payable in accordance with Employer's normal annual bonus payment schedule, less appropriate deductions for federal, state, and local income taxes, FICA contributions and any other deductions required by law or authorized by Executive.

             c.  Deferred Shares, Inducement Options and Special Bonus.

                 (i)  A.    Grant of Deferred Shares.  At or prior to the
execution of this Agreement, and subject to the terms and conditions set forth in this paragraph 4(c), Employer grants to Executive the right to receive 1,000,000 shares (the "Deferred Shares") of Employer's Class A voting common stock ("Common Stock"). Subject to the forfeiture provisions set forth in subparagraph (ii) below, and the provisions of subparagraph (iii) relating to Change of Control Events, the Deferred Shares shall be distributed in their entirety to Executive on the earlier of March 5, 1999 (the "Distribution Date") or such earlier date as Executive's employment is terminated hereunder; provided however, that Executive will be entitled to further defer the distribution of Deferred Shares in accordance with subparagraph (v) below. Employer shall cause such Deferred Shares to be awarded under its Incentive Equity Plan and thus to be among the shares covered by the Form S-8 Registration Statement previously filed and currently in effect covering awards made under such Plan, and in the event any termination or lapse of effectiveness of such Form S-8 Registration Statement should result in such Deferred Shares becoming "restricted" securities for purposes of federal or state securities laws or regulations then Employer shall use its best efforts to issue the Deferred Shares pursuant to an effective registration statement on Form S-8 (or such other appropriate form as the Company shall determine) and to qualify such Deferred Shares under any applicable state securities laws or regulations, such that, upon issuance and distribution of such shares to Executive, there are no restrictions under federal or state securities laws or regulations on the further transfer of such shares, other than any such restrictions imposed by virtue of Executive's status as an officer or director of the Company or as may otherwise be imposed by law with respect to unrestricted shares. In addition, the Company shall exercise its best efforts to obtain such shareholder and other approvals, and to take such other actions, toward the objective that the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act") are applicable to the grant and distribution of the Deferred Shares, and that the distribution of the Deferred Shares shall not constitute a "purchase" of the Common Stock pursuant to Section 16(b) of the Exchange Act.





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         (B)     Grant of Inducement Options.  At or prior to the execution of this Agreement and subject to the terms and conditions set forth in this paragraph 4(c), the Compensation Committee of the Board of Directors of Employer authorized the grant to Executive, pursuant to Employer's Incentive Equity Plan, of options to acquire 1,000,000 shares of Employer's Common Stock on the terms set forth in Annex A hereto (the "Inducement Options"). The shares of Employer's Common Stock that will be issued on exercise of such Inducement Options are among the shares covered by the Form S-8 Registration Statement previously filed and currently in effect covering awards made under Employer's Incentive Equity Plan, and in the event of any termination or lapse of effectiveness of such Form S-8 Registration Statement should result in the shares issued upon exercise of such Inducement Options becoming "restricted" securities for purposes of federal or state securities laws or regulations then Employer shall use its best efforts to cause such shares to be issued pursuant to an effective registration statement on Form S-8 (or such other appropriate form as the Company shall determine) and to qualify such shares under any applicable state securities laws or regulations such that, upon issuance and distribution of such shares to Executive, there are no restrictions under federal or state securities laws or regulations on the further transfer of such shares, other than any such restrictions imposed by virtue of Executive's status as an officer or director of the Company or as otherwise may be imposed by law with respect to unrestricted shares. In addition, the Company shall exercise its best efforts to obtain such shareholder and other approvals, and to take such other actions, toward the objective that the provisions of Rule 16b-3 under the Exchange Act are applicable to the grant of the inducement Options and any subsequent distribution of the shares issued upon exercise thereof, and that the distribution of such shares to Executive shall not constitute a "purchase" of Common Stock pursuant to Section 16(b) of the Exchange Act.

         (C) Commitment Regarding Special Bonus. Employer hereby commits to pay Executive a Special Bonus (in addition to any other bonus or incentive compensation payment to which Executive may be entitled) in the amount of [$14,750,000] on or prior to March 5, 2006. Such Special Bonus shall be paid in cash and otherwise as provided in accordance with Annex B attached hereto.

             (ii) Forfeiture. If Executive's employment hereunder is terminated prior to March 5, 1999, either by (A) Employer for Cause or Permanent Disability as permitted pursuant to paragraph 10(b) hereof, or (B) Executive other than as permitted pursuant to paragraph 10(c) hereof, then Executive's right to receive any of the Deferred Shares and vesting of any of the Inducement Options shall be forfeited, the Inducement Options thereupon shall expire unexercised (except as provided in subparagraphs (iii) and (iv) below); and Executive shall have no further rights, claims or interest in or to any of the Deferred Shares or any of the Inducement Options, except as provided in subparagraphs (iii) and (iv) below. If Executive's employment hereunder is terminated prior to March 5, 1999, (A) upon Executive's death, (B) by Employer other than as permitted pursuant to paragraph 10(b) or (C) by Executive in circumstances constituting Constructive Termination as permitted pursuant to paragraph 10(c), then Executive's rights to the





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Inducement Options shall be forfeited (it being understood that Executive's right to receive all 1,000,000 of the Deferred Shares shall be then vested and nonforfeitable), and thereafter Executive shall have no further rights, claims or interest in or to any of the forfeited Inducement Options, except as set forth in subparagraphs (iii) and (iv) below. If Executive's employment hereunder is terminated on or after March 5, 1999, but prior to March 5, 2006, then Executive's right to vesting of the Inducement Options shall be forfeited (it being understood that Executive's right to receive all 1,000,000 Deferred Shares shall then be vested and nonforfeitable), the Inducement Options thereupon shall expire unexercised (except as provided in subparagraphs (iii) and (iv) below); and thereafter Executive shall have no further rights, claims or interest in or to any of the forfeited Inducement Options, except as provided in subparagraphs (iii) and (iv) below. So long as, and to the extent that, Executive's rights to the Deferred Shares have not been forfeited in accordance with the foregoing provisions of this paragraph 4(c)(ii), Employer shall distribute to Executive, and deliver to Executive a certificate or certificates representing, the Deferred Shares in the amounts and on the dates specified in this paragraph 4(c).

             (iii) Effect of Change of Control. Notwithstanding anything to the contrary in this Agreement, Executive's right to receive the Deferred Shares and to exercise the Inducement Options shall become fully vested and nonforfeitable upon the occurrence of a Change of Control Event. A "Change of Control Event" shall mean (i) a Change of Control (defined below), unless Executive has been given notice of termination of Executive's Employment prior to the Company's first contemplation of such Change of Control for reasons unrelated to such Change of Control, or (ii) the termination of Executive's employment by the Company in contemplation of a Change of Control. Any termination of Executive's employment within 60 days of the public announcement of a Change of Control shall be deemed to have been in contemplation of such Change of Control. If a Change of Control Event occurs, then on the date of such Change of Control Event Employer shall distribute to Executive, and deliver to Executive a certificate or certificates representing, all of the Deferred Shares and shall deliver to Executive an appropriate written instrument confirming the vesting in full of the Inducement Options, whether or not Executive's employment has been terminated, and irrespective of the forfeiture provisions of subparagraph (ii) above, subject to Executive's right to defer receipt of such Deferred Shares as provided in subparagraph (v) below.

             (iv) Deferred Shares Purchase Option and Partial Vesting and Exercise Right for Inducement Options. In the event that Executive's right to receive any of the Deferred Shares and/or to vesting of any of the Inducement Options is forfeited upon termination of employment pursuant to the provisions of subparagraph (ii) above, then Executive shall have the options (x) to exercise a portion of the Inducement Options (the "Inducement Option Exercise Right") and (y) to purchase a portion of the Deferred Shares ("Deferred Share Purchase Option"), in each case in accordance with the provisions of this subparagraph (iv). The total number of shares subject to the Deferred Share Purchase Option and vesting under the Inducement Option Exercise Right (the "Purchase/Exercise Options") shall be (A) the Vested Portion (as defined below) minus





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(B) the number of Deferred Shares previously distributed to Executive and/or distributable to Executive in connection with such termination of employment. The Vested Portion shall mean 2,000,000 multiplied by a fraction, the numerator of which is the number of days from the Commencement Date to and including the Vesting Reference Date (as defined below) and the denominator of which is 1825 (i.e., the number of days from the Commencement Date to and including the fifth anniversary of the Commencement Date). The "Vesting Reference Date" shall be
(A) in the case of a termination of employment by reason of Executive's death, the date one year after the date of Executive's death, (B) in the case of a termination of employment by reason of Executive's Permanent Disability, or by Executive for Constructive Termination, the date one year after the Termination Date and (C) in the case of termination of Executive's employment for any other reason, the Termination Date. To the extent the shares subject to the Purchase/Exercise Options do not exceed 1,000,000 shares, the Purchase/Exercise Options shall be satisfied solely by providing Executive (or Executive's Representative, as appropriate) with the opportunity to acquire such number of shares pursuant to the Inducement Option Exercise Right (and the Inducement Options shall be vested and available for exercise to the extent of such shares). If the shares subject to the Purchase/Exercise Options exceed 1,000,000 shares, then the first 1,000,000 shares subject thereto shall be satisfied through the Inducement Option Exercise Right as provided in the immediately preceding sentence and as to any excess shares, the Purchase/Exercise Options shall be satisfied by providing Executive with the opportunity to acquire such number of excess shares pursuant to the Deferred Share Purchase Option.

             By way of illustrative example, if Executive's employment were terminated by Employer as of March 5, 2000, upon prior written notice to Executive pursuant to paragraph 10(b)(ii) below, then the Vesting Reference Date would be March 5, 2000 (i.e., the Termination Date); the Vested Portion would be 1,600,000 (i.e., 2,000,000 x (1460 + 1825), with 1460 being the number of days from the Commencement Date to and including the Termination Date); Executive would have already received (or would have nonforfeitable rights to receive) all 1,000,000 of the Deferred Shares pursuant to subparagraphs (i) and
(ii) above; and, accordingly, the number of shares subject to the Purchase/Exercise Options would be 600,000. Alternatively, if Executive's termination as of such date were by reason of Executive's death, then the Vesting Reference Date would be March 5, 2001, and the number of shares subject to the Purchase/Exercise Options would be 1,000,000.

             The Purchase/Exercise Options (and any Inducement Options vested pursuant to subparagraph (iii) above) will be exercisable (x) in the event of a termination of Executive's employment by reason of death, Permanent Disability or Constructive Termination, for a period of one year following the Termination Date, and (y) in the event of a termination of employment by Employer for any other reason, for a period of six months following the Termination Date. The exercise price of the Purchase/Exercise Options shall be $14.75 per share (subject to adjustment in accordance with subparagraph (vii) below). Executive may exercise the Purchase/Exercise Options by delivery to the Company of a written notice of exercise accompanied by payment of the exercise price





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therefor.  At the discretion of the Operations Committee, Executive may pay the
exercise price either (a) in cash or (b) by delivering to the Company nonforfeitable, non-restricted shares of Common Stock that have been owned by Executive for at least six (6) months prior to the date of exercise (which shares shall be valued on the basis of their fair market value at the close of trading on the date of such exercise (or, if such date is not a trading day, at the closing price on the nearest preceding trading day). Additionally the requirement of payment in cash shall be deemed satisfied if the Executive makes arrangements that are satisfactory to the Company with a broker that is a member of the National Association of Securities Dealers, Inc. to sell a sufficient number of the shares of Common Stock, which are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate exercise price and all related tax withholding amounts and pursuant to which the broker undertakes to deliver to the Company the amount of the aggregate exercise price and such tax withholding amounts not later than the date on which the sales transaction will settle in the ordinary course of business.

             (v) Deferral of Receipt. Executive may, in his sole discretion, elect to defer the receipt of Deferred Shares otherwise distributable to him by delivering to Employer a written notice of such election no later than December 31 of the calendar year immediately preceding the calendar year in which such distribution would otherwise occur. Any such election shall be irrevocable and shall set a specific date for the receipt of such Deferred Shares; provided that Executive may also specify that the applicable Deferred Shares shall be distributed on the earlier of such specified date or the termination of Executive's employment hereunder. In the event of any such election, Executive shall indemnify and hold harmless Employer from any and all withholding amounts and penalties and interest associated therewith which may be assessed by the Internal Revenue Service or any relevant state or local taxing authority in connection with any such deferral by Executive in the issuance of any of the Deferred Shares and the recognition of income associated therewith.

             (vi) Withholding. Upon the distribution of any Deferred Shares to Executive, Executive shall pay to Employer an amount equal to such amount as Employer shall be obligated to remit to the Internal Revenue Service or any relevant state or local taxing authority as withholding attributable to the compensation evidenced by the Deferred Shares so distributed to the Executive. At the discretion of the Operations Committee, Executive may pay such amount either in cash or by delivery to the Company of a number of shares of Common Stock (or proceeds from the sale thereof) having a Fair Market Value equal to such withholding amount (which delivery may be made by an instruction to the Company to retain a portion of the Deferred Shares otherwise distributable to Executive or by an instruction to the selling broker to remit such sales proceeds, otherwise distributable to Executive, to the Company).

             (vii) Adjustments. In the event that the Common Stock is changed into or exchanged for a different number or kind of securities of Employer or of another entity (by reason of merger, consolidation, recapitalization, reclassification, stock split, stock





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dividend, stock combination or otherwise), or if there is a distribution of cash, securities or other property made to the holders of the Common Stock (other than cash dividends made out of current earnings of Employer) then an appropriate and equitable adjustment shall be made in the number and kind of securities constituting the Deferred Shares and/or issuable upon exercise of the Inducement Options hereunder, with a view towards preserving the value to Executive of the rights granted pursuant to this paragraph 4(c). Without limiting the generality of the foregoing, in the event that an adjustment is required pursuant to the terms of any options, warrants or convertible securities of Employer pursuant to any event of the kind specified above, at least an equivalent adjustment shall be required pursuant to this paragraph 4(c)(vii). In the event any adjustment is required under this paragraph 4(c)(vii), appropriate conforming adjustment shall be made to the exercise price of the Deferred Share Purchase Option and/or to the Inducement Option Exercise Right, as appropriate, to all references to numbers of Deferred Shares and/or to the number of shares covered by the Inducement Options, as appropriate, contained in this paragraph 4(c), to the definition of Common Stock, and to any other provisions of this paragraph 4(c) as necessary to accomplish the intent of this subparagraph (vii).

             (viii) Incentive Equity Plan. The Deferred Shares also shall be subject to the terms and conditions applicable to "Deferred Shares", and the Inducement Options also shall be subject to the terms and conditions applicable to "non-qualified stock options", under and pursuant to Employer's Amended and Restated Incentive Equity Plan, to the extent not inconsistent with the terms of this Agreement.

             (ix)  Certain Definitions.  For purposes of this Agreement:

                  "Change of Control" shall mean the occurrence of any of the following events:

                  (A) The Company is merged or consolidated or reorganized into or with another company or other legal entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such company or person immediately after such transaction is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such sale or transfer, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights;

                 (B) The Company sells or otherwise transfers all or substantially all of its assets to any other company or other legal entity, and as a result of such sale or other transfer of assets, less than a majority of the combined voting power of the then-outstanding securities of such company or person immediately after such sale or transfer is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such sale or transfer, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights;





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                 (C)  There is a report filed on Schedule 13D or Schedule 14D-1
(or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the voting securities of the Company, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights;

                 (D) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred;

                 (E) The Operations Committee ceases to exist, representatives of Digital Radio L.L.C. (or any other entity controlled directly or indirectly by Craig McCaw, a "Controlled Entity") cease to control the Operations Committee or Craig McCaw ceases to own or control, directly or indirectly, a majority of the voting power of Digital Radio L.L.C. or Eagle River, Inc. or any other Controlled Entity that is the record holder, or the beneficial owner, of the capital stock of the Company.

                 Notwithstanding the foregoing provisions of subparagraphs (C) and (D) hereof, a "Change of Control" shall not be deemed to have occurred solely because (x) the Company, (y) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities, or (z) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or
Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of voting securities, whether in excess of 50% or otherwise, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

                 "Fair Market Value" of a share of Common Stock shall mean, as of any given date, (i) the closing price of a share of Common Stock on the principal exchange on which Common Stock then trades, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the Nasdaq National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on the day previous to such date (or, if shares were not traded on the day previous to such date, then on the next preceding trading day





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during which a sale occurred), as reported by Nasdaq or such successor quotation systems.

             d. Options. Effective on and as of March 5, 1996 (the date on which the Operations Committee approved Executive's employment on the terms and conditions set forth herein), the Compensation Committee of the Board of Directors of Employer authorized the grant to Executive, pursuant to Employer's Incentive Equity Plan, of options to acquire 1,000,000 shares of Employer's Common Stock on the terms set forth in Annex C hereto (the "Original Options"). Promptly following Executive's and Employer's execution hereof, Employer shall take or cause to be taken such other or further actions as may be necessary in order to effectuate such grant of the Original Options to Executive. From time to time during the Employment Term, Employer, in its sole discretion, may grant additional options (in addition to each of the Original Options and the Inducement Options) to Executive ("Additional Options"). Except as otherwise provided herein, the terms and conditions of such Additional Options shall be as determined by Employer in its sole discretion. Such Additional Options together with the Inducement Options and the Original Options shall be referred to collectively herein as the "Options." Executive's rights with respect to the Options shall be separate from (and in addition to) the rights set forth in paragraph 4(c) above with respect to the Deferred Shares and the Deferred Share Purchase Option, and Executive's rights with respect to the Original Options and any Additional Options shall be separate from (and in addition to) the rights set forth in paragraph 4(c) above with respect to the Inducement Options and the Inducement Option Exercise Right.

         5. Benefits. During the Employment Term, Executive shall be entitled to participate in all group health, major medical, pension and profit sharing, 401(k) and other benefit plans maintained by Employer and provided generally to its executive officers, on the same terms as apply to participation therein by management generally (except as otherwise provided herein). Further, during the Employment Term, Executive shall be entitled to participate in all fringe benefit programs and shall receive all perquisites if and to the extent that Employer establishes and makes such benefits and perquisites available to management generally, including, but not limited to, Employer-paid long-term disability insurance and life insurance coverage.

         6. Expenses. During the Employment Term, Employer shall reimburse Executive for all reasonable travel, entertainment and other business expenses incurred or paid by Executive in performing his duties and functions hereunder. In addition, Employer shall reimburse Executive for the reasonable legal and other expenses incurred by him in connection with the preparation of this Agreement not to exceed $18,000, and during the Employment Term, Employer shall reimburse Executive, on an annual basis, for legal, accounting and other expenses incurred for any investment, financial, estate and/or tax planning in connection with this Agreement up to a maximum of $10,000.

         7. Vacations. Executive shall be entitled to such holidays, sick leave and personal time off as is allowed under the policies of Employer to management generally





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(except as otherwise provided herein).  In addition, Executive shall be entitled to such vacations, taken at such time or times, as Executive shall determine in his reasonable discretion, consistent with the performance of Executive's obligations hereunder and the direction of the Operations Committee.

         8. Non-Competition. During the Employment Term and (except as provided in paragraph 10 herein) for a period of two years thereafter, Executive shall not enter into or participate in any business competitive to the SMR Business carried on by Employer; provided that this paragraph 8 shall not prohibit Executive, following the term of his employment hereunder, from engaging in any wireless telecommunications business other than the SMR Business in any manner not involving a breach of Executive's obligations pursuant to paragraph 9 herein. The provisions of this paragraph 8 shall survive the expiration and/or termination of this Employment Agreement.

         9. Confidential Information. During the Employment Term and for a period of two years thereafter, Executive will not use for his own advantage or disclose any proprietary or confidential information relating to the business operations or properties of Employer, any affiliate of Employer or any of their respective customers, suppliers, landlords, licensors or licensees. Upon the expiration or termination of the Employment Term, upon Employer's request, Executive will surrender and deliver to Employer all documents and information of every kind relating to or connected with Employer and its affiliates and their respective businesses, customers, suppliers, landlord, licensors and licensees. The foregoing confidential information provisions shall not apply to information which: (i) is or becomes publicly known through no wrongful act of the Executive; (ii) is rightfully received from any third party without restriction and without breach by Executive of this Employment Agreement; or
(iii) is independently developed by Executive after the term of his employment hereunder or is independently developed by a competitor of Employer at any time. The provisions of this paragraph 9 shall survive the expiration and/or termination of this Employment Agreement.

         10. Termination.

             a. Automatic Termination Upon Death. In the event of Executive's death during the Employment Term, Executive's employment hereunder shall be automatically terminated upon the date of death. As soon as reasonably practicable following Executive's death, Employer shall pay to Executive's Representative (defined below in paragraph 20) (i) Executive's accrued but unpaid Base Salary and Annual Bonus, through the last day of the month of his death, and (ii) any amount due hereunder for accrued but unused vacation time as of the date of death. In addition, Executive's Representative shall be entitled to exercise Executive's rights with respect to the Deferred Shares and/or the Inducement Options, as appropriate, as set forth in Paragraph 4(c) above, and Executive's rights with respect to the Options, as provided herein and in the stock option agreements(s) pertaining thereto.

             b. Termination by Employer. During the Initial Term, Employer shall be entitled to terminate Executive's employment hereunder only upon the establishment of "Cause" or the "Permanent Disability" of Executive (as those terms are defined below) by giving written notice to that effect to Executive. During any Extended Term, Employer shall be entitled to terminate Executive's employment hereunder (i) upon the establishment of Cause or the Permanent Disability of Executive, by giving written notice to that effect to Executive or (ii) for any other reason or for no reason upon twelve months prior written notice to Executive.

             For purposes hereof, the term "Cause" means either (1) Executive's failure to substantially perform his duties and functions as contemplated hereunder, if such failure constitutes gross neglect or willful malfeasance;
(2) Executive's committing fraud or embezzlement or otherwise engaging in conduct that results in Executive being convicted of a felony from which all appeals have been exhausted; (3) Executive's intentionally acting in a manner which is materially detrimental or damaging to Employer's reputation, business, operations or relations with its employees, suppliers or customers, without taking reasonable steps to remedy such actions promptly after receiving written notice thereof from Employer; (4) Executive's chronic or habitual abuse of alcohol or prescription drugs or controlled substances; or (5) Executive's committing any other material breach of this Employment Agreement without taking reasonable steps to cease or remedy such breach within thirty (30) days after Executive's receipt of written notice from Employer specifically identifying the nature of and circumstances relevant to any such claimed material breach by Executive.

             For purposes hereof the term "Permanent Disability" means: (i) Executive's failure to devote full normal working time as required herein to his employment hereunder for a period of at least 90 consecutive normal business days (or for at least a majority of the normal business days in any consecutive 180-day period); and (ii) the existence of an illness or incapacity (either physical or mental) affecting Executive which, in the reasonable opinion of a Qualified Physician, is likely to be of such character or severity that Executive would be unable to resume devoting his full normal working time, as required herein, to his employment hereunder for a period of at least nine consecutive months; the term "Qualified Physician" means an impartial physician competent to diagnose and treat the illness or condition which Executive is believed to be suffering, selected by Employer and reasonably acceptable to Executive (or if Executive is then incapable of acting for himself, Executive's Representative), who shall have personally examined Executive and shall have personally reviewed Executive's relevant medical records; provided Employer shall bear the costs of such Qualified Physician's services and Executive agrees to submit to an examination by such Qualified Physician and to the disclosure of Executive's relevant medical records to such Qualified Physician.

             The date upon which any termination effected pursuant to this subparagraph 10(b) shall be effective is set forth in subparagraph 10(d), and the effect of any such termination shall be as described in subparagraphs 10(e) and (f).

             c. Termination by Executive. During the Initial Term, Executive shall be entitled to terminate his employment hereunder only upon the establishment of "Constructive Termination" (as that term is defined below) or upon a Change of Control, by giving written notice to that effect to Employer. During any Extended Term, Executive shall be entitled to terminate his employment hereunder (i) upon the establishment of Constructive Termination or upon a Change of Control, by giving notice to that effect to Employer or (ii) for any other reason or for no reason upon twelve months prior written notice to Employer.

             For purposes hereof, "Constructive Termination" shall mean Executive's termination of his employment hereunder as a direct result of (i) a reduction in Executive's initial Base Salary or in the maximum permitted Annual Bonus percentage, (ii) a material change in the nature or extent of Executive's responsibilities that is inconsistent with Executive's intended position and status hereunder, or (iii) the material breach by the Employer of any provision of this Agreement which continues without reasonable steps being taken to cure such breach for a period of 30 days after written notice thereof by Executive to Employer.

             The date upon which any termination effected pursuant to this subparagraph 10(c) shall be effective is set forth in subparagraph 10(d), and the effect of any such termination shall be as described in subparagraphs 10(f) and (g).

             d. Termination Date. In the event Executive's employment hereunder is terminated for circumstances constituting Cause, Permanent Disability, Change of Control or Constructive Termination, such termination shall take effect upon the termination date set forth in the written notice to that effect given by Executive to Employer or by Employer to Executive, as the case may be (provided that if either party disputes the propriety of such termination, the effective date of termination shall be as established by final resolution of such dispute, whether by agreement of the parties or award of an arbitrator as contemplated herein, in favor of the propriety of such termination), and in any other case termination of Executive's employment hereunder shall take effect on the date specified in the written notice thereof delivered by Executive to Employer or by Employer to Executive, as the case may be (the date on which any such termination takes effect being referred to herein as the "Termination Date"). Employer, at its option, may require Executive to continue to perform his duties hereunder until the Termination Date or pay to Executive such amount of compensation and benefits otherwise due hereunder in accordance with Employer's then existing salary payment schedule or in one lump sum payment.

             e. Effect of Termination by Employer For Cause. In the event Executive's employment is terminated by Employer for Cause at any time during the Employment Term, then (i) Employer shall pay to Executive Executive's accrued but unpaid Base Salary and Annual Bonus through the Termination Date;
(ii) notwithstanding any of the provisions of Employer's Incentive Equity Plan or of any option agreement with respect thereto to the contrary, any and all of the Options that theretofore have vested may be exercised at any time on or before the thirtieth day following such Termination Date and, if not so exercised, thereupon automatically shall be canceled; and (iii) Executive's rights with respect to the Deferred Shares and/or the Inducement Options, as appropriate, shall be as stated in paragraph 4(c) above.

             f. Effect of Termination Upon Permanent Disability. In the event Executive's employment is terminated by Employer upon the Permanent Disability of Executive at any time during the Employment Term, then:

                     (A) Employer shall pay to Executive (I) Executive's accrued but unpaid Base Salary and Annual Bonus through the Termination Date,
(II) Executive's then existing Base Salary for 12 months from the date written notice of the termination of Executive's employment is given by Employer, and
(III) any amount due hereunder for accrued but unused vacation time as of the Termination Date.

                     (B) Employer, at its expense, shall make all benefit payments, on behalf of Executive and Executive's dependents, for such benefits Executive otherwise would have been entitled to receive hereunder, for 12 months following the date written notice of the termination of Executive's employment is given by Employer.

                     (C) With respect to any of the Options (other than the Inducement Options) which remain unvested upon such Termination Date, notwithstanding any provision to the contrary in Employer's Incentive Equity Plan and/or any stock option agreement with respect thereto, there shall be immediate vesting of that portion of such unvested Options which would have vested within 12 months of the date written notice of the termination of Executive's employment is given by Employer. After giving effect to the foregoing sentence, any Options (other than the Inducement Options) which remain unvested shall automatically terminate.

                     (D) Executive's rights with respect to the Deferred Shares and/or the Inducement Options, as appropriate, shall be as stated in paragraph 4(c) above.

             g. Effect of Wrongful or Constructive Termination or Termination Upon a Change of Control.

                 (i) In the event Executive's employment is terminated during the Employment Term by Executive in circumstances constituting Constructive Termination or upon a Change of Control, then, from and after such Termination
Date:

                      (A) Executive shall not be subject to the non-competition provisions set forth in paragraph 8 hereof.

                      (B) Executive shall be entitled to receive the Base Salary, Annual Bonus, benefits, and other treatment (including, without limitation, vesting and exercise terms for all of the Options, other than the Inducement Options) which Executive reasonably would have expected to receive in the period from the Termination Date to the expiration of the Initial Term (if such Termination Date occurs more than 12 months prior to the expiration of the Initial Term) or during the 12 months following the date written notice of the termination of Executive's employment is given by Employer or Executive, as the case may be, (if such Termination Date occurs after the Initial Term or within 12 months prior to the expiration of the Initial Term), all of which shall become effective upon the Termination Date.

                      (C) Executive's rights with respect to the Deferred Shares and/or the Inducement Options, as appropriate, shall be as stated in paragraph 4(c) above.

The foregoing shall be Executive's sole and exclusive remedy for any such termination of his employment under this subparagraph 10(g).

             h. Excess Parachute Payment. In the event that Employer treats any portion of Executive's payments or benefits hereunder (including, without limitation, under the foregoing subparagraphs 10(f) and (g)) as an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code ("Code") or any comparable provision of state or local tax law, or it is otherwise asserted (including on an audit of either Employer or Executive) that any portion of such payments or benefits is such an "excess parachute payment," Employer shall prior to the date on which any amount of excise tax (or penalty or interest) must be paid in respect thereof, promptly make an additional lump sum payment in cash to Executive in an amount sufficient, after giving effect to all federal, state and other taxes and charges (including interest and penalties, if any) with respect to such payment to make Executive whole for all taxes (including withholding and social security taxes) imposed under Section 4999 of the Code, or any comparable provision of state or local tax law, with respect to the "excess parachute payment" and all associated interest and penalty amounts. Executive shall cooperate in all reasonable respects with Employer to attempt to minimize any such tax liability.

             i. Miscellaneous. In the event of any termination or attempted termination hereof: (i) if multiple events, occurrences or circumstances are asserted as bases for such termination or attempted termination, the event, occurrence or circumstance that is earliest in time, and any termination or attempted termination found to be proper hereunder based thereon, shall take precedence over the others; (ii) no termination of this Employment Agreement shall relieve or release either party from liability hereunder based on any breach of the terms hereof by such party occurring prior to the Termination Date; (iii) the terms of this Employment Agreement relevant to performance or satisfaction of any obligation hereunder expressly remaining to be performed or satisfied in whole or in part at the Termination Date shall continue in force until such full performance or satisfaction has been accomplished and otherwise neither party hereto shall have any other or further remaining obligations to other party hereunder; and (iv) the vesting and exercise provisions set forth in Employer's Incentive Equity Plan and/or any option agreement with respect to the Options (other than the Inducement Options) shall continue to apply except to the extent otherwise expressly provided in this paragraph 10 or in Annex C hereto.

             j. No Set-off; No Duty of Mitigation. There shall be no right of setoff or counterclaim, in respect of any actual or alleged claim, debt or obligation, against any payments or benefits required to be made or provided to Executive hereunder (including, without limitation, pursuant to subparagraphs 10(f) and (g) above). In the event of any termination of Executive's employment under this paragraph 10, Executive shall be under no obligation to seek other employment and shall be entitled to all payments or benefits required to be made or provided to Executive hereunder, without any duty of mitigation of damages and regardless of any other employment obtained by Executive.

         11. Injunctive Relief. It is agreed that the services of Executive are unique and that any breach or threatened breach by Executive of any provision of this Employment Agreement cannot be remedied solely by damages. Accordingly, in the event of a breach by Executive of his obligations under this Employment Agreement, Employer shall be entitled to seek and obtain interim restraints and permanent injunctive relief without proving the inadequacy of damages as a remedy, restraining Executive and any business, firm, partnership, individual, corporation or entity participating in such breach or attempted breach. Nothing herein, however, shall be construed as prohibiting Employer from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the termination of the services of Executive.

         12. Arbitration. Any dispute or controversy arising out of or relating to this Employment Agreement or any claimed breach hereof shall be settled, at the request of either party, by an arbitration proceeding conducted in accordance with the rules of the American Arbitration Association ("AAA"), with the award determined to be appropriate by the arbitrator therein to be final, non-appealable and binding on the parties hereto, and with judgment upon such award as is rendered in any such arbitration proceeding available for entry and enforcement in any court having jurisdiction of the parties hereto.

The arbitrator shall be an impartial arbitrator qualified to serve in accordance with the rules of the AAA and shall be reasonably acceptable to each of the Employer and the Executive. If no such acceptable arbitrator is so appointed within 15 days after the initial request for arbitration of such disputed matter, each of the parties promptly shall designate a person qualified to serve as an arbitrator in accordance with the rules of the AAA, and the two persons so designated promptly shall select the arbitrator from among those persons qualified to serve in accordance with the rules of the AAA. The arbitration shall be held in the greater Washington metropolitan area, or in such other place as may be agreed upon at the time by the parties. The expenses of the arbitration proceeding shall be borne by Employer, but the arbitrator's award may provide that Executive shall reimburse Employer for an equitable share of such expenses if Executive is not the prevailing party on any of the issues involved in such arbitration. The Employer shall pay for and bear the cost of its own and Executive's experts, evidence and counsel in such arbitration proceeding, but the arbitrator's award may provide that, in addition to any other amounts or relief due to Employer, Executive shall reimburse Employer on demand for all of such costs of Executive's experts, evidence and counsel initially incurred by Employer, to the extent the award finds such costs properly allocable to any issue(s) in dispute as to which the award indicates the Employer to be the prevailing party.

         13. Indemnification.

             a. Employer shall indemnify Executive to the fullest extent permitted by Delaware law as in effect on the date hereof against all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, penalties and amounts paid in settlement) reasonably incurred by Executive in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative in which Executive is made, or is threatened to be made, a party to or a witness in such action, suit or proceeding by reason of the fact that he is or was an officer, director, consultant, agent or Executive of the Employer or of any of Employer's controlled affiliates or is or was serving as an officer, consultant director, member, Executive, trustee, agent or fiduciary of any other entity at the request of the Employer (a "Proceeding").

             b. Employer shall advance to Executive all reasonable costs and expenses incurred by him in connection with a proceeding within 20 days after receipt by Employer of a written request for such advance, accompanied by an itemized list of the costs and expenses and Executive's written undertaking to repay to Employer on demand the amount of such advance if it shall ultimately be determined that Executive is not entitled to be indemnified against such costs and expenses.

             c. The indemnification provided to Executive hereunder is in addition to, and not in lieu of, any additional indemnification to which he may be entitled pursuant to Employer's Certificate of Incorporation or Bylaws, any insurance maintained by Employer from time to time providing coverage to Executive and other officers and directors of Employer, or any separate written agreement with Executive. The provisions of this paragraph 13 shall survive any termination of this Employment Agreement.

         14. Amendment and Modification. This Employment Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements, arrangements or understandings between the parties hereto with respect to the subject matter hereof, whether written or oral, including, without limitation, that certain letter from Employer to Executive dated March 3, 1996, acknowledged and agreed to by Executive on such date and any other prior agreement, written or oral, setting forth terms and conditions applicable to Executive's employment by Employer. Subject to applicable law and upon the consent of the Board of Directors of Employer, this Employment Agreement may be amended, modified and supplemented by written agreement of Employer and Executive with respect to any of the terms contained herein.

         15. Waiver of Compliance. Any failure of either party to comply with any obligation, covenant, agreement or condition on its part contained herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Employment Agreement requires or permits consent by or on behalf of any party, such consent shall be given in writing.

         16. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, sent by registered or certified U.S. Mail, postage prepaid, commercial overnight courier service or transmitted by facsimile and shall be deemed served or delivered to the addressee at the address for such notice specified below when hand delivered, upon confirmation of sending when sent by fax, on the day after being sent when sent by overnight delivery or five (5) days after having been mailed, certified or registered, with postage prepaid:

         If to Employer:                                If to Executive:
         --------------                                 ---------------
         Nextel Communications, Inc.                   Daniel Akerson
         1505 Farm Credit Drive                        1100 Mill Ridge
         McLean, VA  22102                             McLean, VA  22102
         ATTN:  General Counsel                        Facsimile:  (703) 442-0217
         Facsimile:  (703) 394-3001

or, in the case of either such party, to such substitute address as such party may designate from time to time for purposes of notices to be given to such party hereunder, which substitute address shall be designated as such in a written notice given to the other party addressed as aforesaid.

         17. Assignment. This Employment Agreement shall inure to the benefit of Executive and Employer and be binding upon the successors and general assigns of

Employer. This Employment Agreement shall not be assignable, except to the extent set forth in paragraph 20.

         18. Enforceability. In the event it is determined that this Employment Agreement is unenforceable in any respect, it is the mutual intent of the parties that it be construed to apply and be enforceable to the maximum extent permitted by applicable law.

         19. Applicable Law. This Employment Agreement shall be construed and enforced in accordance with the laws applicable to contracts executed, delivered and fully to be performed in the Commonwealth of Virginia.

         20. Beneficiaries: Executive's Representative. Executive shall be entitled to select (and to change, from time to time, except to the extent prohibited under any applicable law) a beneficiary or beneficiaries to receive any payments, distributions or benefits to be made or distributed hereunder upon or following Executive's death. Any such designation shall be made by written notice to Employer. In the event of Executive's death or of a judicial determination of Executive's incompetence, references in this Agreement to Executive shall be deemed, as appropriate, to refer to his designated beneficiary, to his estate or to his executor or personal representative ("Executive's Representative") solely for the purpose of providing a clear mechanism for the exercise of Executive's rights hereunder in the case of Executive's death or Permanent Disability.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement to be effective on and as of the day and year first above written.



                                           NEXTEL COMMUNICATIONS, INC.



                                      By:    /s/ Thomas J. Sidman
                                         -------------------------------
                                           Name:   Thomas J./Sidman
                                                   ---------------------
                                           Title:  Vice President
                                                   ---------------------


                                              /s/ Daniel Akerson
                                         -------------------------------
                                               Daniel Akerson

                                    ANNEX A
                        To Employment Agreement between
                          Nextel Communications, Inc.
           and Daniel F. Akerson to be effective as of March 5, 1996


    The Inducement Options shall be granted as follows:

    Non-qualified options to acquire 1,000,000 shares of Employer Class A Common Stock awarded on ________, 1997. The Inducement Options shall vest in full on March 5, 2006, subject to earlier vesting as provided below. The exercise price of the Inducement Options is $14.75 per share.

    All Inducement Options shall, to the extent not theretofore vested in accordance with their normal terms, vest on an automatic and accelerated basis
(i) in full upon the occurrence of a Change of Control Event, or (ii) to the extent indicated in connection with the Inducement Option Exercise Right as described in paragraph 4(c)(ii) of the Employment Agreement.

    All Inducement Options (upon vesting) will have an exercise period of ten
(10) years after the relevant grant date subject to earlier termination of the exercise period in the event of termination of Executive's employment either
(i) by Employer in circumstances constituting Cause or (ii) by Executive other than in circumstances constituting Constructive Termination or (iii) as otherwise provided in connection with the Inducement Option Exercise Right as set forth in subparagraph 4(c)(iv) of the Employment Agreement; in any such case the Inducement Options shall be canceled if not exercised within the time prescribed with respect to such termination.

    All Inducement Options (and all shares issued on exercise of such Inducement Options) will be subject to an effective Form S-8 (or other appropriate form) registration statement and will be qualified for the treatment afforded under Rule 16b-3.

    To the extent not otherwise provided above, or in the Employment Agreement of which this Annex A forms a part, the terms applicable to all of the Inducement Options (and of any option agreement entered into in connection therewith) shall be the standard terms normally applicable to a grant of "non-qualified" stock options granted pursuant to the Nextel Communications, Inc. Incentive Equity Plan.

                                    ANNEX B
                        To Employment Agreement between
                          Nextel Communications, Inc.
           and Daniel F. Akerson to be effective as of March 5, 1996


    The Special Bonus shall be paid to Executive in full on or prior to April 5, 2006, provided Executive's employment with the Company remains in effect on March 5, 2006; provided, that following a Change of Control Event, the Special Bonus shall be paid to Executive in full on the later of (i) thirty days after the occurrence of such Change of Control Event and (ii) the day on which Executive exercises all 1,000,000 of the Inducement Options that have vested by reason of such Change of Control Event. The Special Bonus shall not be paid or payable, in whole or in part, under any other circumstances except as specifically provided above, including the termination of Executive's employment under the Employment Agreement for any other reason. The Special Bonus, when payable, shall be paid in cash but shall be paid less appropriate deductions for federal, state and local income taxes, FICA contributions, and any other deductions required by law or authorized by Executive; provided that, at the discretion of the Operations Committee, Executive may satisfy such withholding obligations and authorizations and pay the related amounts so deducted either in cash or by delivery to the Company of a number of shares of Common Stock (or proceeds from the sale thereof) having a Fair Market Value equal to such withholding amount (which delivery may be made by an instruction to the Company to retain shares of Common Stock that would then otherwise be distributable to Executive or by an instruction to a broker then selling shares of Common Stock on behalf of Executive to remit the appropriate amount of sales proceeds, otherwise distributable to Executive to the Company).

                                    ANNEX C.
                        To Employment Agreement between
                          Nextel Communications, Inc.
                     and Daniel Akerson dated March 5, 1996

         The Original Options shall be granted as follows:

         Non-qualified options to acquire 1,000,000 shares of Employer Class A Common Stock awarded on March 5, 1996. The Options shall vest annually in five equal amounts on each of March 5, 1997, March 5, 1998, March 5, 1999, March 5, 2000 and March 5, 2001. The exercise price of the Options is $15.125 per share (the average trading price on the date of grant).

         All Original Options shall, to the extent not theretofore vested in accordance with their normal terms, vest on an automatic and accelerated basis
(i) in the circumstances set forth in paragraphs 10(f) and (g) of the Employment Agreement, or (ii) upon the occurrence of a Change of Control Event.

         All Original Options (upon vesting) will have an exercise period of ten (10) years after the relevant grant date subject to earlier termination of the exercise period in the event of termination of Executive's employment either (i) by Employer in circumstances constituting Cause or (ii) by Executive other than in circumstances constituting Constructive Termination; in either of which case, the Options shall be canceled if not exercised within 30 days following the Termination Date with respect to such termination.

         All Original Options (and all shares issued on exercise of such Original Options) will be subject to an effective Form S-8 (or other appropriate form) registration statement and will be qualified for the treatment afforded under Rule 16b-3.

         To the extent not otherwise provided above, or in the Employment Agreement of which this Annex C forms a part, the terms applicable to all of the Original Options (and of any option agreement entered into in connection therewith) shall be the standard terms normally applicable to a grant of "non-qualified" stock options granted pursuant to the Nextel Communications, Inc. Incentive Equity Plan.